UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2009

Highland Distressed Opportunities, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00729	205423854
(State or Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)
NexBank Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
(Address of Principal Executive Offices)
(877) 247-1888
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 13, 2009, the Company announced that due to a potential issue relating to the record date for the special meeting of stockholders of the Company previously called to consider the reorganization of the Company into Highland Credit Strategies Fund (NYSE: HCF), it expects to set a new record date and meeting date and to re-solicit Company stockholders. The Company also stated that stockholders who had submitted proxies had voted overwhelmingly (over 95%) in favor of the reorganization, although there can be no assurances that stockholders will vote in favor of the reorganization at the upcoming meeting. The Company expects to mail supplemented proxy materials later this month. The Company also updated its guidance on the timing of the reorganization, which, subject to stockholder approval and the satisfaction or waiver of certain conditions, is currently expected to occur in June 2009.
Item 9.01 Financial Statements and Exhibits.
99.1	Press Release dated April 13, 2009.*

*	Furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Highland Distressed Opportunities, Inc.
Date: April 13, 2009	By:	/s/ M. Jason Blackburn
		Name:	M. Jason Blackburn
Secretary and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 13, 2009.